EXHIBIT 1

AMENDED AND RESTATED INITIAL SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

for Common Shares

FROM:	JIPANGU CANADA INC. (the “Purchaser”)

TO:	TWIN MINING CORPORATION

RE:	SUBSCRIPTION FOR AND PURCHASE OF COMMON SHARES

This amended and restated initial subscription agreement amends and restates the initial subscription agreement executed by Jipangu Inc. on December 10, 2005 and accepted by Twin Mining Corporation on December 13, 2005 in its entirety.

The undersigned (the “Purchaser”) understands that TWIN MINING CORPORATION (the “Company”) intends to issue and sell (the “Offering”) common shares of the Company (the “Securities”) at a price of CDN$0.12 per common share (the “Subscription Price”).

THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES EXCEPT PURSUANT TO EXEMPTIONS FROM APPLICABLE U.S. SECURITIES LAWS.

THE PURCHASER IS ADVISED TO CONSULT HIS/HER/ITS OWN LEGAL ADVISORS REGARDING THE PURCHASE OF THE SECURITIES AND THE RESALE OF THE SECURITIES AND NEITHER THE COMPANY NOR ITS LEGAL ADVISORS WILL PROVIDE ANY ADVICE ON THESE MATTERS TO THE PURCHASER.

1.	Subscription

The Purchaser hereby irrevocably subscribes for and agrees to purchase 36,000,000 common shares of the Company (the “Securities”) at the purchase price of CDN$0.12 per common share subject to the terms and conditions set out in this Subscription Agreement and tenders herewith the sum of CDN$4,320,000.00, payable to Twin Mining Corporation in full payment of such subscription. This subscription by the Purchaser is subject to acceptance by the Company, whereupon this will constitute an irrevocable agreement between the Purchaser and the Company for the Purchaser to purchase and the Company to sell the common shares on the terms and conditions hereof.

(Initials)
TIM

DATED at Tokyo, this 15th day of December, 2005.

Name: Jipangu Canada Inc. ____________________________________ (Name of Purchaser – Please print)	Address: 3-6-9, Kita-Shinagawa, Shinagawa-ku, Tokyo, 140-001 Japan ____________________________________ (Purchaser’s Address)

By: /s/ Tamisuke Matsufuji ____________________________________ (Signature of Authorized Representative)	____________________________________

Tamisuke Matsufuji ____________________________________ (Print Name of Person Signing if different from Purchaser)	____________________________________ (City / Province or State / Country)

Director ____________________________________ (Title, if Purchaser is not an individual) Purchaser)	+81-3-3474-3611 ____________________________________ (Telephone Number)

– (Number of shares of the Company currently held, excluding those subscribed for under this Subscription Agreement)

(Initials)
TIM

REGISTRATION INFORMATION Registration Instructions: Register the securites as set forth below: Jipangu Canada Inc. _______________________________________ (Name)	Delivery Instructions: Deliver the securities to: _______________________________________ (Address)

_______________________________________	_______________________________________

_______________________________________ (Account reference, if any)	_______________________________________

3-6-9- Kita-Shinagawa, Shinagawa-ku Tokyo, 140-001 Japan _______________________________________ (Address)	_______________________________________ (Contact Name)

_______________________________________	_______________________________________ (Telephone Number)

The Company hereby accepts and agrees to the above-mentioned offer to purchase the Securities.

DATED as of this 15th day of December, 2005.

TWIN MINING CORPORATION By: /s/ Hermann Derbuch _______________________________ Authorized Signing Officer I have authority to bind the corporation.

(Initials)
TIM

2.	Delivery and Payment

The Purchaser shall cause the following to be delivered to the Company (at Suite 1250, 155 University Avenue, Toronto, Ontario M5H 3B7, Attention: Chief Executive Officer):

(a)	one signed copy of this Subscription Agreement;

(b)	a properly completed and duly executed copy of the Accredited Investor Certificate in the form attached to this Subscription Agreement as Schedule “A”; and

(c)	a certified cheque, bank draft or electronic transfer of immediately available Canadian funds at par in Toronto, Ontario for the aggregate amount of the Subscription Price, payable to or to the order of:

“Twin Mining Corporation”

In addition, the Purchaser by executing this Subscription Agreement, agrees to provide all other documentation, if any, required by the securities laws of the jurisdiction in which the Purchaser is resident, the securities laws of Ontario and as required by the Toronto Stock Exchange (the “TSX”). The Purchaser acknowledges and hereby consents to the filing of such documents with the TSX and applicable securities commissions.

3.	Closing and Conditions of Closing

The sale of the Securities to the Purchaser will be subject to the following conditions precedent:

(a)	receipt by the Company of all the documents referred to in Section 2 hereof, duly executed and completed by the Purchaser, together with the aggregate Subscription Price for the number of common shares subscribed for;

(b)	receipt by the Company of (i) the approval of the Toronto Stock Exchange for the Offering and (ii) confirmation of the Toronto Stock Exchange that no personal information form is required from the Purchaser (which approval and confirmation the Company shall forthwith seek to obtain);

(c)	the representations and warranties of the Purchaser contained herein being true and correct as at the time of Closing (as hereinafter defined); and

(d)	acceptance of the Purchaser’s offer to purchase the Securities by the Company in its sole and absolute discretion.

The completion of the purchase and sale of the Securities (the “Closing”) will occur at the offices of the Company on or before the third business day after the last of the conditions precedent have been satisfied. A “business day” means a day on which the TSX is open for the transaction of business, at which time certificates representing the Securities will be delivered to the Purchaser in accordance with the Purchaser’s delivery instructions.

4.	Prospectus Exemptions and Purchaser’s Acknowledgements

The Purchaser acknowledges and agrees (on its own behalf and, if applicable, on behalf of those for whom the Purchaser is contracting hereunder) with the Company (which acknowledgements and agreements shall survive Closing) that:

(a)	the sale and delivery of the Securities to the Purchaser are conditional upon such sale being exempt from the prospectus filing and registration requirements and the requirement to deliver an offering memorandum under applicable securities laws in connection with the distribution of the Securities;

(b)	the Securities are subject to resale restrictions under applicable securities laws, which include, for greater certainty, the rules, regulations and policies of the TSX, and the Purchaser will comply with all relevant securities laws concerning any resale of the Securities and will consult with its own legal advisors with respect to such compliance;

(c)	the Purchaser is solely responsible for obtaining its own legal advice and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder;

(d)	the Purchaser has not received nor has it requested, a prospectus or any offering memorandum (as defined under applicable securities laws), or any other document describing the business and affairs of the Company, which has been prepared for delivery to, and reviewed by, prospective purchasers in order to assist in making an investment decision in respect of the Securities;

(e)	the Purchaser’s decision to execute this Subscription Agreement and purchase the Securities has been based entirely on the information contained in this Subscription Agreement and upon publicly available information concerning the Company and has not been based upon any verbal or written representations as to fact or otherwise made by or on behalf of the Company except as set out in this Subscription Agreement;

(f)	the purchase of the Securities has not been made through, or as a result of, any general solicitation or advertising or any seminar or meeting whose invitees had been invited by general solicitation or general advertising and the Offering was not accompanied by any advertisement, including without limitation, in printed public media, radio, television, telecommunications or the Internet or by any other form of electronic media or communications or as part of a general solicitation;

(g)	in accepting this Subscription Agreement, the Company is relying upon the representations, warranties, covenants and acknowledgements of the Purchaser set out in this Subscription Agreement (including the Schedules hereto) including, without limitation, in connection with determining the eligibility of the Purchaser to purchase the Securities under applicable securities laws. The Purchaser agrees to notify the Company immediately of any change in any representation, warranty, covenant or other information relating to the Purchaser contained in this Subscription Agreement, which takes place prior to Closing;

(h)	the Purchaser understands that all certificates representing the Securities and all certificates issued in exchange therefor or in substitution or transfer thereof shall bear legends regarding restrictions on transfer as required pursuant to applicable securities laws; and

(i)	the Purchaser understands that the Company will be required by law or otherwise to disclose to regulatory authorities the identity of the Purchaser and agrees that such information may be provided by the Company.

5.	Representations, Warranties and Covenants of the Purchaser

The Purchaser, by its execution of this Subscription Agreement, represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive Closing) that:

(a)	the Purchaser is ordinarily resident in the jurisdiction set forth in the Purchaser’s address on page 2 hereof, the Purchaser is an “accredited investor” as such term is defined in applicable securities laws in Canada, is purchasing the Securities as principal and the Purchaser has properly completed and duly executed the Accredited Investor Certificate attached to this Subscription Agreement as Schedule “A” indicating the means by which the Purchaser is an accredited investor, and the Purchaser hereby confirms the truth and accuracy of all statements made by the Purchaser in such Accredited Investor Certificate;

(b)	the Purchaser is duly incorporated and is validly existing under the laws of its jurisdiction of incorporation and has the legal capacity and has obtained all necessary approvals to enter into and be bound by this Subscription Agreement;

(c)	if the Purchaser is a resident of a jurisdiction other than Canada, the sale of the Securities to the Purchaser complies with or is exempt from the applicable securities laws of the jurisdiction of residence and does not create any obligation of the Company to file a prospectus, registration statement or similar document;

(d)	the Purchaser has such knowledge and experience in financial, business and investment matters as to be capable of assessing and evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of loss of such investment;

(e)	the Purchaser is purchasing the Securities for the Purchaser’s own account, for investment purposes only and not with a view to any resale or distribution thereof and the Purchaser does not have any contracts, understandings, agreements or arrangements with any person or entity to sell, transfer or grant a participation interest with respect to any of the Securities;

(f)	the Purchaser confirms that the Securities have not been offered to the Purchaser in the United States and that this Subscription Agreement has not been signed by the Purchaser in the United States;

(g)	the Purchaser shall comply with all relevant securities legislation (including those of Canada, the United States and of the jurisdiction of residence of the Purchaser) concerning any resale of the Securities and all related restrictions;

(h)	the Purchaser will promptly execute and deliver within the applicable time periods all documentation and undertakings as may be required by applicable securities legislation, regulations, rules and policies (including for greater certainty, but not limited to, those of the TSX) to permit the purchase of the Securities on the terms of this Subscription Agreement and the Purchaser will assist the Company in filing any and all reports, undertakings and other documents with respect to the issuance of the Securities;

(i)	the Purchaser acknowledges that no prospectus has been filed by the Company with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Securities and the issuance is exempted from the prospectus requirements available under the provisions of applicable securities laws and as a result:

(i)	the Purchaser is restricted from using most of the civil remedies available under applicable securities laws;

(ii)	the Purchaser may not receive information that would otherwise be required to be provided to it under applicable securities laws; and

(iii)	the Company is relieved from certain obligations that would otherwise apply under applicable securities laws;

(j)	no person has made any written or oral representation to the Purchaser:

(i)	that any person will resell or repurchase the Securities;

(ii)	that any person will refund the purchase price of the Securities other than as provided in this Subscription Agreement; or

(iii)	relating to the future price or value of the Securities;

(k)	the Purchaser has been advised to seek independent legal advice in connection with its purchase of the Securities and the Purchaser confirms that it has not relied on the Company or the Company’s legal counsel in any manner in connection with its purchase of the Securities; and

(l)	this Subscription Agreement and all documentation required thereby has been duly authorized, executed and delivered by, and this Subscription Agreement constitutes a legal, valid and binding agreement of, the Purchaser, enforceable against the Purchaser in accordance with the terms hereof.

6.	Reliance Upon Representations, Warranties and Covenants

The Purchaser acknowledges that the representations, warranties and covenants contained in this Subscription Agreement are made with the intent that they may be relied upon by the Company to, among other things, determine the Purchaser’s eligibility to purchase the Securities. The Purchaser further agrees that by accepting the Securities, the Purchaser shall be representing and warranting that the foregoing representations and warranties are true as at the time of Closing, with the same force and effect as if they had been made by the Purchaser at the time of Closing and that they shall survive the purchase by the Purchaser of the Securities and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Securities.

7.	Representations, Warranties and Covenants of the Company

The Company, by its execution of this Subscription Agreement, represents, warrants and covenants to the Purchaser (which representations, warranties and covenants shall be true and correct at the time of Closing and shall survive Closing) that:

(a)	the Company is a corporation continued and subsisting under the Business Corporations Act (Ontario);

(b)	the Company has taken, or prior to Closing will take, all necessary corporate action to authorize the execution, delivery and performance of this Subscription Agreement, including the issuance of the Securities, and upon execution of this Subscription Agreement on behalf of the Company, this Subscription Agreement shall be duly executed by and shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof;

(c)	the execution and delivery of this Subscription Agreement and the consummation of the transaction provided for herein will not result in the violation of, or constitute a default under or conflict with the articles, by-laws or resolutions of the Company or any agreement or contract to which the Company is a party or by which it is bound;

(d)	the Securities, when issued and delivered to the Purchaser, will be validly issued as fully paid and non-assessable common shares in the capital of the Company;

(e)	the Company is a “reporting issuer” as such term is defined in the Securities Act (Ontario), the Securities Act (British Columbia), the Securities Act (Alberta) and the Securities Act (Quebec) (collectively, the “Securities Acts”); the Company has been a reporting issuer under each of the Securities Acts for more than 12 months; the Company’s class of common shares is registered under Section 12(g) of the Securities Exchange Act of 1934 (United States); and the Company is not in default of any requirement of the Securities Acts or the United States federal or state securities laws, or the rules, regulations and policies made thereunder;

(f)	the Securities form part of a class of shares which are listed and posted for trading on the TSX and prior to Closing, the TSX will have accepted notice of the issuance of the Securities and shall have approved the listing of the Securities, subject only to the Company filing final documentation and the payment of additional listing fees;

(g)	as of the date of this Subscription Agreement, the Company has no knowledge of any “material change” (as such term is defined in the Securities Act (Ontario)) relating to the Company which has not been publicly disclosed;

(h)	the Company is a “foreign issuer” with no “substantial U.S. market interest” in any class of its securities, as such terms are defined in Regulation S under the Securities Act of 1933 (United States), and the Company is not, and will not become as a result of this subscription, registered or required to register as an “investment company” under the Investment Company Act of 1940 (United States); and

(i)	the Company agrees that the Purchaserr may transfer the Securities to any direct or indirect wholly-owned subsidiary of the Purchaser (“Transferee”) in a transfer or chain of transfers among direct or indirect wholly-owned subsidiaries of the Purchaser, subject only to the receipt by the Company of a written confirmation from the Purchaser stating that the Transferee is a direct or indirect wholly-owned subsidiary of the Purchaser, and the Company agrees to use its best efforts to cause a new certificate or new certificates representing the transferred Securities to be issued to the Transferee within three business days after the receipt thereof.

8.	Costs

The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any counsel retained by the Purchaser) relating to the sale of the Securities to the Purchaser shall be borne by the Purchaser.

9.	Governing Law

This Subscription Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Purchaser irrevocably attorns to the jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Subscription Agreement.

10.	Survival

This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Purchaser notwithstanding the completion of the purchase of the Securities by the Purchaser pursuant hereto and any subsequent disposition by the Purchaser of the Securities.

11.	Assignment

This Subscription Agreement is not transferable or assignable by the parties hereto except that the Purchaser may assign this Subscription Agreement to a Transferee. Notwithstanding the foregoing, this Subscription Agreement shall enure to the benefit of and be binding upon each of the parties’ heirs, executors, administrators and successors by operation of law.

12.	Facsimile and Counterpart Subscriptions

The Company will be entitled to rely on delivery by facsimile of an executed copy of this Subscription Agreement, including the completed schedules attached hereto, and acceptance by the Company of such facsimile copy will be legally effective to create a valid and binding agreement between the Purchaser and the Company in accordance with the terms of this Subscription Agreement. In addition, this Subscription Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which when taken together will constitute one and the same document.

13.	English Language

We, the undersigned, hereby acknowledge that we have consented and requested that all documents evidencing or relating in any way to the sale of the Securities be drawn up in the English language only.

Nous, soussignés, reconnaissons par les présentes avoir consenti et demandé que tous les documents faisant foi ou se rapportant de quelque manière à la vente de ces bons de souscription achets soient redigés en anglais seulement.

14.	Severability

In the event that any provision of this Subscription Agreement is deemed to be void or unenforceable, in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Subscription Agreement and such void or unenforceable provision shall be severable from this Subscription Agreement.

15.	Modification

Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

16.	Time of the Essence

Time shall, in all respects, be of the essence regarding this Subscription Agreement and all matters and transactions contemplated herein.

17.	Headings

The headings contained in this Subscription Agreement are for convenience only and shall not affect the meaning or interpretation of this Subscription Agreement in its entirety or of any provision hereof.

18.	Singular and Plural, etc.

Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include all genders.

19.	Currency

Unless specified otherwise, all statements or references to monetary funds, $, or dollars are to Canadian currency.

SCHEDULE A

ACCREDITED INVESTOR CERTIFICATE

The Subscriber certifies that it and any beneficial purchaser, as applicable, are each an “accredited investor” as defined in National Instrument 45-106 – Prospectus and Registration Exemptions (“NI 45-106”) and, as at the closing of the purchase and sale of the securities (the “Closing”), the Subscriber or the beneficial purchaser, as applicable, qualifies as one of more of the following and acknowledges that Twin Mining Corporation is relying on this certificate in connection with the sale of securities to the undersigned. (Please insert a checkmark in the box beside each applicable paragraph)

“accredited investor” means

(a)	a Canadian financial institution, or a Schedule III bank;

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

(k)

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

(n)	an investment fund that distributes or has distributed its securities only to
(i)	a person that is or was an accredited investor at the time of the distribution,

(ii)

a person that acquires or acquired securities in the circumstances referred to in section 2.10 of NI 45-106 (being that (I) the person purchases as principal, (II) the security has an acquisition cost to the purchaser of not less than $150,000 paid in cash at the time of the trade, and (III) the trade is in the security of a single issuer), and section 2.19 of NI 45-106 (being a trade by an investment fund in a security of its own issue to a security holder of the investment fund where (I) the security holder initially acquired securities of the investment fund as principal for an acquisition cost of not less than $150,000 paid in cash at the time of the trade, (II) the subsequent trade is for a security of the same class or series as the initial trade, and (III) the security holder, as at the date of the subsequent trade, holds securities of the investment fund that have an acquisition cost of not less than $150,000 or a net asset value of not less than $150,000); or

(iii)

a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI 45-106 (being a trade by an investment fund to a security holder of the investment fund if the trades are permitted by a plan of the investment fund where it is (I) a trade in a security of the investment fund’s own issue if dividends or distributions out of earnings, surplus, capital or other sources payable in respect of the investment fund’s securities are applied to the purchase of the security that is of the same class or securities as the securities to which the dividends or distributions out of earnings, surplus, capital or other sources are attributable, or (II) a trade in a security of the investment fund’s own issue if the security holder makes optional cash payments to purchase the security of the investment fund that is of the same class or series of securities described in (I) that trade on a marketplace provided that the aggregate number of securities issued must not exceed, in any financial year of the investment fund during which the trade takes place, 2% of the issued and outstanding securities of the class to which the plan relates as at the beginning of the financial year; and such trades are otherwise in accordance with the requirements of subsections (3), (4) and (5) of section 2.18 of NI45-106;

(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

TIM
(Initials)

(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q)	a person acting on behalf of a fully managed account managed by that person, if that person
(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)	in Ontario, is purchasing a security that is not a security of an investment fund;

(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as
(i)	an accredited investor, or

(ii)	an exempt purchaser in Alberta or British Columbia after National Instrument 45-106 comes into force.

The following definitions are included for convenience only; reference should be had to the applicable legislation:

TIM

(a)	“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds (i) a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or (ii) more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer ;

(b)	“director” means
(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(c)	“eligibility adviser” means
(i)	a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(a)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(b)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(d)	“executive officer” means, for an issuer, an individual who is (i) a chair, vice-chair or president, (ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production, (iii) an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or (iv) performing a policy-making function in respect of the issuer, other than the individuals referred to in subparagraphs (i) to (iii) ;

(e)	“financial assets” means
(i)	cash,

(ii)	securities, or

(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(f)	“founder” means, in respect of an issuer, a person who, (i) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and (ii) at the time of the trade is actively involved in the business of the issuer ;

(g)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(h)	“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(i)	“person” includes
(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(j)	“related liabilities” means
(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)	liabilities that are secured by financial assets;

(k)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(l)	“spouse” means, an individual who,
(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(m)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

        An issuer is an “affiliate” of another issuer if (i) one of them is the subsidiary of the other, or (ii) each of them is controlled by the same person.

        In National Instrument 45-106 a person (first person) is considered to “control” another person (second person) if

(i)	the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(ii)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(iii)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

        The foregoing representation, warranty and certificate is true and accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representation, warranty or certificate shall not be true and accurate prior to Closing, the undersigned shall give immediate written notice of such fact to the Issuer.

Dated: Dec. 15th, 2005	Signed: /s/ Tamisuke Matsufuji ________________________________

_______________________________________ Witness (If Purchaser is an Individual)	Jipangu Canada Inc. _______________________________________ Print the name of Purchaser

_______________________________________ Print Name of Witness	Tamisuke Matsufuji Director _______________________________________ If Purchaser is a Corporation, print name and title of Authorized Signing Officer

(Initials)
TIM